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                                                                    EXHIBIT 28.A
                    First Chicago Credit Card Master Trust II

                     Excess Spread Analysis - February 2002

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Series                                    95-M         95-O        96-S         97-U        99-W
Deal Size                               $500MM       $500MM      $700MM       $400MM      $750MM
Expected Maturity                     10/15/02     12/16/02    12/16/02     10/15/02     3/15/02
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
Yield                                   20.31%       20.31%      20.31%       20.31%      20.31%
Less:    Coupon                          2.11%        2.11%       2.02%        2.01%       2.07%
         Servicing Fee                   1.50%        1.50%       1.50%        1.50%       1.50%
         Net Credit Losses               6.18%        6.18%       6.18%        6.18%       6.18%
Excess Spread:
         February-02                    10.52%       10.52%      10.60%       10.62%      10.56%
         January-02                     11.43%       11.42%      11.51%       11.53%      11.47%
         December-01                    10.92%       10.92%      11.01%       11.02%      10.96%
Three Month Average Excess Spread       10.96%       10.95%      11.04%       11.06%      11.00%

Delinquency:
         30 to 59 Days                   1.28%        1.28%       1.28%        1.28%       1.28%
         60 to 89 Days                   0.94%        0.94%       0.94%        0.94%       0.94%
         90+ Days                        1.99%        1.99%       1.99%        1.99%       1.99%
         Total                           4.21%        4.21%       4.21%        4.21%       4.21%

Payment Rate                            27.54%       27.54%      27.54%       27.54%      27.54%

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Series                                    99-X         99-Y
Deal Size                               $750MM       $550MM
Expected Maturity                      6/16/03      8/15/03
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
Yield                                   20.31%       20.31%
Less:    Coupon                          2.10%        2.10%
         Servicing Fee                   1.50%        1.50%
         Net Credit Losses               6.18%        6.18%
Excess Spread:
         February-02                    10.53%       10.53%
         January-02                     11.45%       11.43%
         December-01                    10.92%       10.93%
Three Month Average Excess Spread       10.97%       10.96%

Delinquency:
         30 to 59 Days                   1.28%        1.28%
         60 to 89 Days                   0.94%        0.94%
         90+ Days                        1.99%        1.99%
         Total                           4.21%        4.21%

Payment Rate                            27.54%       27.54%
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